EXHIBIT 10.1
SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of November 4, 2026 by and between Brady Corporation, a Wisconsin corporation (the “Company”) and William H. Brady III, a shareholder of the Company (the “Shareholder”).
WHEREAS, the Shareholder currently owns shares of the Class B Common Stock, par value $0.01, of the Company (the “Class B Shares”) as listed on Schedule A hereto.
WHEREAS, the Shareholder desires to exchange the shares of Class B Shares that he owns for shares of Class A Common Stock, par value $0.01, of the Company (the “Class A Shares”), and the Company has agreed to offer the Class A Shares (as defined below) in connection with such exchange, upon the terms and conditions set forth in this Agreement.
WHEREAS, for United States federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or a tax-free exchange of common stock for common stock of the same corporation under Section 1036 of the Code.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:
1.Exchange of Shares.
(a)Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) the Shareholder will sell, convey, transfer and assign to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, and the Company will purchase and accept from the Shareholder, 1,769,314 Class B Shares (which total includes 10 Class B Shares held for Shareholder as a beneficiary under the William H. Brady, Jr. Revocable Trust of 1980, as restated) (the “Class B Exchange Shares”) either directly from the Shareholder or from a trust controlled by the Shareholder as set forth on Schedule A, and (ii) in exchange for the transfer of such securities by the Shareholder, the Company will sell, convey, transfer and assign to the Shareholder, and the Shareholder will purchase and accept from the Company, 1,769,314 shares of newly-issued shares of Class A Common Stock of the Company, par value $0.01, in the aggregate (the “New Class A Shares”) (such exchange referred to herein as the “Exchange”).
(b)Closing. The closing of the Exchange shall occur on November 4, 2026 (the “Closing”). The Closing will take place at 10:00 a.m. Central Standard Time at the offices of Foley & Lardner LLP, or at such other date, time and place or manner as may be agreed upon by the parties.
2.Representations and Warranties.
(a)Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:
(i)Authorization; No Restrictions, Consents or Approvals. The Shareholder has the right, power, legal capacity and authority to enter into and perform the Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. The Class B Exchange Shares are owned free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description.

(ii)Transfer of Company Shares. The Class B Exchange Shares will, at the Closing, be validly transferred to the Company free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of Class B Common Stock shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Company common stock.
(iii)Investment Representations.
(A)The Shareholder understands that the New Class A Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. The Shareholder also understands that the New Class A Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) and/or Regulation D of the Securities Act. The Shareholder acknowledges that the Company will rely on the Shareholder’s representations, warranties and certifications set forth below for purposes of determining the Shareholder’s suitability as an investor in the New Class A Shares and for purposes of confirming the availability of the Section 4(a)(2) and/or Regulation D exemption from the registration requirements of the Securities Act.
(B)The Shareholder has received all the information it considers necessary or appropriate for deciding whether to acquire the New Class A Shares. The Shareholder understands the risks involved in an investment in the Company. The Shareholder further represents that it, independently and through his authorized representatives, has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Class A Shares and the business, properties, prospects, and financial condition of the Company and to obtain such additional information necessary to verify the accuracy of any information furnished to the Shareholder or to which the Shareholder had access. The Shareholder further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.
(C)The Shareholder is acquiring the New Class A Shares for his own account for investment only and not with a view towards their resale or the “distribution” (within the meaning of the Securities Act) of any part of the New Class A Shares.
(D)The Shareholder understands that the New Class A Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. The Shareholder acknowledges and is aware that the New Class A Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Shareholder has held the New Class A Shares for the applicable holding period under Rule 144.
(E)The Shareholder acknowledges and agrees that each certificate representing the new Class A Shares shall bear a legend substantially in the following form, supplemented by the additional legend contemplated in Section 5(d) below:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN

APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”
(iv)No Reliance. The Shareholder has not relied on and is not relying on any representations, warranties or other assurances regarding the Company other than the representations and warranties expressly set forth in this Agreement.
(b)Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholder, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:
(i)Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Wisconsin.
(ii)Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of the Company, or (B) conflict with, or result in a breach of any material terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound, or constitute a default thereunder. No authorization, consent or approval of, notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.
(iii)Issuance of Shares. The New Class A Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and fully paid and non-assessable.
(iv)NYSE Listing. The Company has taken, or prior to the Closing will take, all actions necessary to cause the New Class A Shares to be approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.
(v)Retirement of Class B Shares. Prior to the Closing, the Board of Directors of the Company shall have resolved that the Class B Exchange Shares will be retired following Closing.
3.Closing.
(a)Conditions to the Shareholder’s Obligations. The obligations of the Shareholder under this Agreement shall be subject to satisfaction of the following conditions, unless waived by the Shareholder: (i) the Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Company herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) the Company shall have executed and delivered to the Shareholder all documents necessary to issue the New Class A Shares to the Shareholder, as contemplated by this Agreement; and (iv) the New Class A Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(b)Conditions to the Company’s Obligations. The obligations of the Company under this Agreement shall be subject to satisfaction of the following conditions, unless waived by the Company: (i) the Shareholder shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Shareholder herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; and (iii) the Shareholder shall have executed and delivered to the Company all documents necessary to transfer the Class B Exchange Shares to the Company, as contemplated by this Agreement.
(c)Closing Documents. At the Closing:
(i)The Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, certificates evidencing the Class B Exchange Shares, together with duly executed stock powers for such certificates to allow such certificates to be registered in the name of the Company; and
(ii)The Company shall deliver to the Shareholder, in form and substance reasonably satisfactory to the Shareholder, (i) certificates evidencing the New Class A Shares, registered in the name of the Shareholder, and (ii) copies of resolutions adopted by the Board of Directors of the Company and certified by the Secretary of the Company authorizing the execution and delivery of, and performance of the Company’s obligations under, this Agreement.
4.Survival of Representations and Warranties.
(a)None of the representations, warranties and covenants of the Shareholder or the Company contained in this Agreement shall survive the Closing, except that the representations and warranties contained in Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(b)(i), Section 2(b)(ii), and Section 2(b)(iii) shall survive until the latest date permitted by applicable law. Except as specifically set forth in the preceding sentence, no other representation, warranty or covenant of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation, warranty or covenant.
(b)Indemnification. The Shareholder shall indemnify, defend and hold harmless the Company and its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any breach of any representation, warranty or covenant of the Shareholder contained in this Agreement.
5.Lock-Up and Resale Registration of the New Class A Shares.
(a)Transfer Restrictions. The Shareholder agrees that, for a period of twenty-four (24) months following the Closing (the “Lock-Up Period”), the Shareholder shall not, without the prior written consent of the Company, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any of the New Class A Shares, or any securities convertible into or exercisable or exchangeable for New Class A Shares; (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the New Class A Shares, whether any such transaction is to be settled by delivery of securities, in cash or otherwise; or (iii) publicly disclose the intention to do any of the foregoing.

(b)Permitted Transfers. Notwithstanding the foregoing, the Shareholder may transfer the New Class A Shares during the Lock-Up Period: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes; (ii) to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder; (iii) by will, other testamentary document or intestate succession upon the death of the Shareholder; (iv) to any immediate family member or any entity wholly-owned by the Shareholder or immediate family members of the Shareholder; (v) to a revocable trust established by Shareholder for estate planning purposes, including the transfer of the New Class A Shares from such revocable trust upon the death of the Shareholder to a charitable organization, private foundation, or other charitable entity designated by Shareholder or pursuant to the terms of such revocable trust; (vi) to the Company pursuant to any contractual arrangement in effect as of the date of this Agreement that provides for the repurchase by the Company or forfeiture of the Shareholder’s shares; or (vii) pursuant to an order of a court or regulatory agency; provided, that in the case of any transfer pursuant to clauses (i) through (vi), (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing to be bound by the terms of this Section, and (C) no filing by any party under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement, shall be required or made voluntarily in connection with such transfer (other than any required filing under the Exchange Act after the expiration of the Lock-Up Period). For purposes of this Section, “immediate family” means any relationship by blood, current or former marriage, domestic partnership, or adoption, not more remote than first cousin. For the avoidance of doubt, if New Class A Shares are transferred pursuant to the provisions of this Section 5(b), then the New Class A Shares will remain subject to the Lock-Up Period described in Section 5(a) in the hands of the transferee. Any sales or transfers by such transferee following the expiration of the Lock-Up Period shall be subject to the terms of this Agreement and any applicable securities laws.
(c)Stop Transfer Instructions. The Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company will remove, and will cause its transfer agent to remove, such stop transfer instructions at the end of the Lock-Up Period.
(d)Legend. The Shareholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the New Class A Shares during the Lock-Up Period except in compliance with the foregoing restrictions. Each certificate, if any, or book-entry statement evidencing the New Class A Shares shall bear a legend substantially in the following form, which will be in addition to the legend contemplated in Section 2(a)(iii)(E) above:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SHARE EXCHANGE AGREEMENT DATED AS OF NOVEMBER 4, 2026, BY AND BETWEEN BRADY CORPORATION AND THE HOLDER OF THESE SECURITIES, INCLUDING A PROHIBITION ON TRANSFER FOR A PERIOD OF TWENTY-FOUR (24) MONTHS FROM NOVEMBER 4, 2026. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY BRADY CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
(e)Registration of New Class A Shares. The Company covenants and agrees that it shall use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission to register for resale the New Class A Shares under the Securities Act, and to cause such registration statement to become effective, prior to the expiration of the Lock-Up Period.

6.General Provisions.
(a)Releases and Waivers of Shareholder. The Shareholder hereby acknowledges and agrees that the number of Class B Shares set forth on Schedule A represents the total number and type of Class B Shares held by the Shareholder as of the date of this Agreement and as of the Closing. The Shareholder hereby releases the Company from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Shareholder may have with respect to any Class B Shares in excess of the number of Class B Shares set forth on Schedule A. The Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which the Shareholder may be entitled under the articles of incorporation, bylaws or other organizational documents of the Company or under any other agreement or instrument in connection with the Exchange. Except for the New Class A Shares to be issued in connection with the Exchange, the Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive any additional shares of Class B Common Stock.
(b)Certain Tax Matters. It is the intent of the parties hereto that the Exchange qualify as a tax-free recapitalization under Section 368(a)(1)(E) of the Code and/or a tax-free exchange of common stock for common stock of the same corporation under Section 1036 of the Code. Each of the parties shall use their respective reasonable best efforts to cause the Exchange to so qualify, and will not take, or agree to take, any action that would prevent the Exchange from so qualifying. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties shall report the Exchange for U.S. federal income tax purposes consistently with such intended tax treatment.
(c)Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Wisconsin without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Wisconsin to the rights and duties of the parties.
(d)Arbitration. Any claim, dispute or controversy among the parties arising out of or relating to this Agreement, including the breach thereof, which cannot be satisfactorily settled by the parties, will be finally and exclusively settled by confidential and binding arbitration (“Arbitration”) upon the written request of any party. The Arbitration shall be administered by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with its Commercial Arbitration Rules (the “Rules”). The Arbitration will be conducted by one arbitrator selected in accordance with the Rules. The place of the Arbitration shall be Milwaukee, Wisconsin. The Arbitration will be conducted in English. The Arbitration award will be final and binding upon the parties, and judgment upon such award may be entered in any court having jurisdiction thereof.
(e)Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.
(f)Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.
(g)Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section).
Shareholder:
Brady Corporation:
6555 Good Hope Road
Milwaukee, WI 53223-4634
(h)No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.
(i)Public Announcements. The Shareholder and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.
(j)Termination. This Agreement may be terminated at any time prior to Closing: (i) by mutual written consent of the parties; (ii) by the Company, upon written notice to the Shareholder, if (A) there has been a material breach by the Shareholder of any representation, warranty, covenant or agreement contained in this Agreement that is not cured within five (5) business days after written notice thereof, or (B) any condition to the Company’s obligations set forth in Section 3(b) has not been satisfied (and has not been waived by the Company) on or before the date of Closing; or (iii) by either party if the Closing has not occurred on or before December 31, 2026 (the “Outside Date”), provided that the right to terminate under this clause (iii) shall not be available to any party whose breach of this Agreement has been the principal cause of the failure of the Closing to occur. Upon termination, this Agreement will become void and have no force or effect; provided that (x) the provisions of this Section 6 shall survive any termination, and (y) no termination shall relieve any party of liability for any willful breach of this Agreement.
(k)Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.
(l)Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement may be executed by electronic signature (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, or other applicable law), and any such electronic signature shall be treated in all respects as having the same effect as an original signature. Each party agrees that any electronic signature appearing on this Agreement or any document contemplated hereby is intended to authenticate such writing and shall be valid and binding on such party to the same extent as a manual signature.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
BRADY CORPORATION

By: /s/ VINEET NARGOLWALA
Name: Vineet Nargolwala
Title: President and CEO

SHAREHOLDER

William H. Brady III

By: /s/ WILLIAM H. BRADY III
William H. Brady III

SCHEDULE A

Shareholder	Class B Shares Owned by, or Held for the Benefit of, the Shareholder as of the Date of Execution of this Agreement
William H. Brady III, which includes shares held in the following trusts: -William H. Brady III Living Trust dated November 1, 2013 -William H. Brady, Jr. Revocable Trust of 1980, as restated	1,769,304 10